Exhibit 99.1

Integral Technologies Adds Jeffrey A. Babka to Its Board of Directors and Chairman of Audit Committee

Bellingham, WA July 7, 2015 – Integral Technologies, Inc. (OTC-BB: ITKG) (“Integral”), an emerging light-weighting leader and its wholly owned subsidiary ElectriPlast Corp., announce the addition of Jeffrey A. Babka to its Board of Directors and Chairman of the Audit Committee. Babka currently serves as Chief Financial Officer of NOMi Corporation, an in-store analytics provider.  Prior to his position at NOMi,

Babka served as Chief Financial Officer of Applied Predictive Technologies, a cloud-based predictive analytics company, which was acquired by MasterCard Inc. in May 2015.

“We are extremely pleased to welcome Jeff as an independent member to Integral Technologies’ Board of Directors,” said Doug Bathauer, President and Chief Executive Officer of Integral Technologies.  “Jeff’s financial and industry expertise and experience make him the ideal person for Integral as both a board member and Chairman of the Audit Committee.  We look forward to Jeff’s contributions as we execute on our strategy of becoming the industry’s light-weighting leader.”

Babka has over forty years of experience in financial and operational management of public and private companies, with a specific focus in the technology, software and telecommunications sectors.

From 2010 through 2014, Babka was CFO of Vibrant Media, a world leader in contextual technology aligning billions of words across the Internet with relevant video, information, tools, and advertising. In 2009 and 2010, Babka was CFO of Sophos, a global IT Security company based in the UK. In June, 2010, Sophos was acquired by Apax Partners.  From 2004 to 2009, Babka was Senior Vice President and CFO of NeuStar, Inc., where he led NeuStar’s efforts in support of its $700 million Initial Public Offering and listing on the New York Stock Exchange in July 2005. NeuStar was awarded “2005 IPO of the Year” by International Financing Review and Renaissance Capital.

Babka started his career in 1973 in public accounting and early in his career, spent over 17 years in finance and operational positions with AT&T and its subsidiaries. Babka is a Magna cum Laude graduate of the University of Dayton, and obtained his MBA with honors from Manhattan College. He is a graduate of the Stanford University Executive Program, and obtained CPA certification in Ohio in 1974.

About Integral Technologies, Inc.

Integral Technologies Inc. (OTC-BB: ITKG) and wholly owned subsidiary ElectriPlast Corp, engage in the discovery, development, and commercialization of electrically conductive hybrid plastics used primarily as raw materials in the production of industrial, commercial and consumer products and services worldwide. Its core material, ElectriPlast®, is a non-corrosive, electrically conductive resin-based material whose properties allow it to be molded into any of the infinite shapes and sizes associated with plastics, rubbers and other polymers while reducing component weight by 40 to 60%. Integral is a leader in conductive hybrid plastics with a broad Intellectual Property portfolio referencing its ElectriPlast technology. Applications for ElectriPlast include: Shielding Wire, Power Electronics, Connectors, and Cables; Shielding, Conduction, Batteries, Semiconductors, Heated Elements, Sensors, Antennas, Medical Devices, Consumer Electronics and Acoustics, Fuses, Capacitors, Resistors, RFID, Bus bars and Terminals.

Safe Harbor Statement

This press release contains "forward-looking statements'' within the meaning of Section 27A of the 1933 Securities Act and Section 21E of the 1934 Securities Exchange Act. These statements include, without limitation, predictions and guidance relating to the company's future financial performance and the research, development and commercialization of its technologies.  In some cases, you can identify forward-looking statements by terminology such as, "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology.  These forward-looking statements are based on management's current expectations, but they involve a number of risks and uncertainties.  Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements, as the result of such factors, risks and uncertainties as (1) competition in the markets for the products and services sold by the company, (2) the ability of the company to execute its plans, (3) other factors detailed in the company's public filings with the SEC, including, without limitation, those described in the Company's annual report on Form 10-K for the year ended June 30, 2014 as filed with the Securities and Exchange Commission and available at www.sec.gov, and (4) the parties may be unable to agree upon definitive agreements.  You are urged to consider these factors carefully in evaluating the forward-looking statements.

Contact:

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Vorticom Public Relations
Nancy Tamosaitis
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nancyt@vorticom.com